UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2009

NOBLE INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-13581	38-3139487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 West Long Lake Road, Suite 601 Troy, Michigan	48098
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (248) 519-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in a Form 12b-25 filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2009, Noble International, Ltd. (the “Company”) was unable to file timely its Annual Report on Form 10-K for the fiscal year ended December 31, 2008. On April 2, 2009, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) notifying it that Nasdaq did not receive the Company’s Form 10-K for the period ended December 31, 2008 as required by Marketplace Rule 4310(c)(14) (“Rule 4310(c)(14)”), and that, accordingly, the Company no longer complies with Nasdaq’s rules for continued listing of the Company’s shares of stock. The Company may submit to Nasdaq a plan to regain compliance with Rule 4310(c)(14). The plan must be submitted by June 1, 2009. On April 8, 2009, the Company issued a press release disclosing receipt of the Nasdaq letter. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Exhibits. The following exhibit is being furnished herewith:

99.1	Noble International, Ltd. Press Release dated April 8, 2009

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBLE INTERNATIONAL, LTD.,
a Delaware corporation

By:	/s/ David J. Fallon
David J. Fallon
Chief Financial Officer

April 8, 2009